EXHIBIT 10.19
RESTORE MEDICAL, INC.
BRIDGE LOAN AGREEMENT
     THIS BRIDGE LOAN AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2003, by and among Restore Medical, Inc., a Minnesota corporation (the “Company”), and each of the investors listed on Schedule A hereto (the “Purchasers”).
     WHEREAS, the Company wishes to sell and each of the Purchasers desires to purchase subordinated convertible notes and warrants to purchase shares of the Company’s common stock, $.01 par value (“Common Stock”);
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     1. Authorization of the Notes and Warrants. The Company will have authorized, on or before the First Closing (as defined herein), the issuance and sale of subordinated convertible notes up to an aggregate principal amount of $5,374,462.49, substantially in the form attached hereto as Exhibit A (collectively, the “Notes”), and warrants to purchase up to an aggregate of 224,000 shares of the Company’s Common Stock, substantially in the form attached hereto as Exhibit B (collectively, the “Warrants”).
     2. Sale and Purchase of Notes and Warrants. Subject to the terms and conditions hereof, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company: (a) up to the principal amount of Notes equal to the amount of committed capital set forth opposite the name of each such Purchaser on Schedule A attached hereto, less the “Purchase Price of Warrant” (as defined below), and (b) in exchange for the Purchase Price of Warrant, a Warrant to purchase the number of shares of Common Stock set opposite the name of each such Purchaser at an exercise price of $0.55 per share. “Purchase Price of Warrant” shall mean the price paid by the Purchasers to receive each Warrant, which amount shall be equal to the amount set forth opposite the name of each Purchaser on Schedule A attached hereto. The Notes and the Warrants are hereinafter collectively referred to as the “Securities.” Each Note shall be convertible into shares of the Company’s equity securities issued in a Qualifying Financing (as defined below) pursuant to Section 7.1 below and shall be secured by assets of the Company as described in Section 3.2(c) below, the Notes, and the Security Agreement dated as of the date hereof and attached hereto as Exhibit C.
     3. Closing Date; Delivery and Payment.
          3.1. Closing Date. The first closing of the purchase and sale of the Securities hereunder (the “First Closing”), as well as each subsequent closing of the purchase and sale of any Securities pursuant to the exercise of the Company’s call rights set forth in Section 3.2(b) below (each, a “Subsequent Closing”), will be held at the Company’s principal offices or at the offices of Dorsey & Whitney LLP on the dates agreed upon by the Company and Purchasers purchasing a majority in interest of the aggregate principal amount of the Notes.

          3.2. Delivery and Payment.
          (a) At the First Closing, the Company shall deliver to each Purchaser a Note registered in the name of each Purchaser, representing fifty percent (50%) of the aggregate principal amount set forth opposite the name of such Purchaser on Schedule A attached hereto, less the Purchase Price of Warrant for such Purchaser, together with a Warrant to purchase the number of shares of Common Stock set forth opposite the name of such Purchaser on Schedule A attached hereto. At the First Closing, each Purchaser shall pay to the Company by check or wire transfer an amount equal to fifty percent (50%) of the aggregate principal amount set forth opposite the name of such Purchaser on Schedule A attached hereto.
          (b) The Company shall have the right to call the remaining aggregate principal amount of Notes, in minimum increments of 25% of the aggregate principal amount of the Notes, on one or more dates subsequent to the First Closing, but in any event no later than August 30, 2003 (each a “Call”). In order to call any of the remaining aggregate principal amount of the Notes, the Company shall provide at least fourteen (14) days’ notice to the Purchasers, at the address shown on Schedule A attached hereto, substantially in the form of notice attached hereto as Exhibit D (the “Call Notice”); provided, however, (x) that each respective Call shall have been separately approved by the disinterested members of the Company’s Board of Directors subsequent to the date hereof and (y) there shall not have been a Material Adverse Effect (as defined herein) on the Company subsequent to the date hereof. With respect to each Call, the Company shall deliver the Call Notice by confirmed facsimile transmission or overnight courier service to the Purchasers stating (i) its intention to call additional funds, (ii) the amount of additional funds to be called, (iii) the date on which the additional funds are to be called, and (iv) the purpose for which such additional funds are being called. At each Subsequent Closing, the Company shall deliver to each Purchaser a Note registered in the name of each Purchaser, representing its pro rata share of the aggregate amount of Notes to be issued at such Subsequent Closing. For the purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on the assets, business, properties, operations or condition (financial or otherwise) of the Company, or a material adverse effect on the ability of the Company to perform its obligations under this Agreement; provided however, that in determining whether there has been a Material Adverse Effect, any adverse effect principally attributable to the following shall be disregarded: (I) general political, economic, national security, business, industry or financial market conditions; (II) expenditures by the Company in the ordinary course of business consistent with past practices and reasonable expenditures by the Company in connection with the transactions contemplated by this Agreement; or (III) the taking of any action required by this Agreement.
          (c) The amounts due for principal and accrued interest under the Notes shall be secured by a first priority lien on those specified assets of the Company as provided in a Security Agreement in form and substance mutually acceptable to the Company and the Purchasers; provided, however, that the parties hereto acknowledge and agree that such lien shall be junior to the Comerica Bank-California (“Comerica”) senior security interest in certain assets of the Company, pursuant to the terms and conditions set forth in that certain Loan and Security Agreement dated as of December 19, 2002 between the Company and Comerica; provided further, that the Purchasers and the Company agree and acknowledge that the Purchaser’s security interest in assets of the Company contemplated by this Agreement and the Security Agreement shall terminate upon conversion or repayment of the Notes in accordance with the terms and conditions set forth in Section 7 of this Agreement.
     4. Definitions. Unless the context otherwise requires, the terms defined in this Section 4 shall have the meanings herein specified for all purposes of this Agreement.
     “Articles” means the Amended and Restated Articles of Incorporation of the Company attached hereto as Exhibit E.
     “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.
     “Commission” means the Securities and Exchange Commission.
     “Material Adverse Effect” shall mean a material adverse effect upon the business, operations or condition (financial or otherwise) of the Company, or a material adverse effect that otherwise renders the Company unable to perform its ongoing obligations.
     “Person” means any natural person, corporation, limited liability company, association, partnership (general or limited), joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     5. Representations and Warranties by the Company. Except as disclosed on the Disclosure Schedule to this Agreement (the “Disclosure Schedule”), the Company represents and warrants to the Purchasers that:
          5.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and presently proposed to be conducted. The Company has no subsidiaries or direct or indirect equity interest in any other Person. The Company is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to do so could reasonably be expected to result in a Material Adverse Effect.
          5.2. Articles. As of the date of the First Closing, the effective articles of incorporation of the Company shall be in the form set forth in Exhibit E to this Agreement.
          5.3. Notes and Warrants. The Notes and Warrants, when issued and paid for pursuant to the terms of this Agreement, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 6.2 hereof. The shares of Common Stock issuable upon conversion of the Warrants have been reserved for issuance and, when issued upon such conversion, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 6.2 hereof.
          5.4. Securities Laws. Based in part upon the representations and warranties of the Purchasers contained in Section 6.1 of this Agreement, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Securities, other than the qualifications and filings under certain applicable state securities laws, which qualifications and filings have been or will be effected as a condition of such sales or conversions. The Company has not, directly or through an agent, offered the Securities or any similar securities for sale to, or solicited any offers to acquire such securities from, Persons other than the Purchasers and other accredited investors. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Securities will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act. The shares of Common Stock issuable upon conversion of the Warrants will be issued in compliance with all applicable federal and state securities laws.
          5.5. Corporate Acts and Proceedings. The execution and delivery of this Agreement has been duly authorized by all requisite corporate action on the part of the Company, its officers, directors and stockholders and this Agreement has been duly executed and delivered by an authorized officer of the Company. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. The requisite corporate action necessary to the authorization, creation, issuance, execution and delivery of the Securities has been taken by the Company, its officers, directors and stockholders.
          5.6. Litigation. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or any officer or director of the Company relating to their duties under such position in the Company, or the Company’s properties, assets or business, or that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, and neither the Company nor any of its officers is aware of any facts which might result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.
          5.7. Patents and Other Intangible Rights. The Company has sufficient title and ownership of or exclusive licenses to all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others, except where failure to do so would not reasonably be expected to have a Material Adverse Effect. The Disclosure Schedule contains a complete list of patents and pending patent applications of the Company. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted. Neither the execution nor delivery of this Agreement, the carrying on of the Company’s business by the employees of the Company nor the conduct of the Company’s business as proposed, will, to the best of the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.
          5.8. Capital Stock. Immediately prior to the First Closing, the authorized capital stock of the Company shall consist of 15,500,000 shares, 775,000 of which shall have been designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), of which 750,000 shares are issued and outstanding, 4,500,000 of which shall have been designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), of which 4,185,411 shares are issued and outstanding, 8,500,000 shares of which have been designated as Common Stock, of which 1,633,525 shares are issued and outstanding, and 1,725,000 of which are undesignated shares of capital stock. No person holds or is entitled to any outstanding subscriptions, warrants, options, calls, convertible securities, commitments of sale or similar rights to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable for, the capital stock of, or other ownership interest in, the Company, except for (a) the conversion privileges of the Series A Preferred Stock and the Series B Preferred Stock and (b) currently outstanding options and warrants to purchase 1,301,799 shares of capital stock of the Company. The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any Persons, which affects or relates to the voting or giving of written consents with respect to any capital stock or by a director of the Company.
          5.9. No Conflict. Neither the authorization, execution, delivery or performance of, or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, (a) result in any breach of, constitute a default under or result in the imposition of any pledges, liens, encumbrances or restrictions upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties is bound or affected or (b) violate its articles of incorporation or its bylaws.

          5.10. No Brokers or Finders. No Person has, or will have, as a result of any acts or omission of the Company, any rights, interest or valid claim against the Company or the Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold the Purchaser harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable by the Company in connection with the transactions contemplated by this Agreement.
     6. Representations and Warranties of the Purchasers; Restrictions on Transfer.
          6.1. Representations and Warranties of the Purchasers. Each Purchaser represents and warrants that:
     (a) The Securities being acquired by such Purchaser hereunder are being purchased for such Purchaser’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Such Purchaser understands that the Securities have not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Company and others upon this exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Commission and that in any event such Purchaser may not sell the Securities pursuant to Rule 144 prior to the expiration of a one-year period after such Purchaser has acquired the Securities.
     (b) The principal office or residence of such Purchaser is the address set forth on Schedule A attached hereto. Such Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by such Purchaser. Such Purchaser has had access to all of the Company’s material books and records and the Company has made available to such Purchaser at a reasonable time prior to execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information as may be necessary to verify the accuracy of information furnished to such Purchaser by the Company.

     (c) This Agreement has been duly authorized by the requisite action of such Purchaser and has been duly executed and delivered by such Purchaser, and is a valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. No approval of or consent of any Person is or was required to be obtained by such Purchaser for the authorization or execution of this Agreement or the consummation of the transactions contemplated by this Agreement.
     (d) No Person has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Such Purchaser will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.
     6.2. Restrictions on Transfer.
     (a) In addition to any legends required under state securities laws, each certificate representing the Securities shall be endorsed with substantially the following legend:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE SATISFACTORY TO THE COMPANY OF AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR COMPLIANCE WITH RULE 144 UNDER SUCH ACT.
Upon the conversion of any of the Securities, unless the Company receives an opinion of counsel reasonably satisfactory to the Company to the effect that a transfer of the securities issuable upon conversion of the Securities (the “Conversion Stock”) may be made without registration, or unless such Conversion Stock is being disposed of pursuant to a registration under the Securities Act, substantially the same legend shall be endorsed on the certificate evidencing such Conversion Stock.
     (b) Any legend endorsed on a certificate evidencing Securities pursuant to Section 6.2(a) hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of the Securities, if the Securities are being disposed of pursuant to a registration under the Securities Act or if such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that a transfer of the Securities may be made without registration.

     (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for (i) a transfer by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, (ii) a transfer by a Purchaser that is an LLC to a member of such LLC or to the estate of any member, (iii) the transfer by gift, will or intestate succession of any Purchaser to his or her spouse or to the siblings, lineal descendants or ancestors of such Purchaser or his or her spouse, or a trust primarily for the benefit of such persons, (iv) the transfer by a Purchaser to a corporation, limited liability company or limited partnership, at least 80% of the equity interests of which are owned by such Purchaser if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Purchaser hereunder or (v) the transfer by a Purchaser to an affiliate of or successor trustee to such Purchaser; provided, that in each of the foregoing, such transfer is made in accordance with all applicable laws.
     7. Conversion of Notes; Repayment Provisions; Events of Default.
          7.1. Automatic Conversion. The principal amount payable pursuant to the Notes, together, at the election of each Purchaser, with any interest thereon, shall automatically be converted into fully paid and nonassessable shares of the Company’s equity securities issued in a Qualifying Financing. A “Qualifying Financing” means an equity financing pursuant to one or more private placements of equity securities resulting in aggregate gross proceeds of at least $10,000,000, excluding the amount of any Notes converted in such financing. The price at which each share is offered in such private placement shall be deemed the “Sales Price” (subject to customary adjustments for stock splits, stock dividends, recapitalizations or other similar events) for purposes of this Agreement. The number of shares of equity securities to which the Purchasers shall be entitled upon such conversion shall equal the principal amount owing under the Notes (together with any interest thereon, if the Purchasers elect to convert such interest), divided by seventy-five percent (75%) of the Sales Price.
          7.2. Mechanics of Conversion. Upon conversion of the Notes under Section 7.1, (a) the principal amount of the Notes automatically shall be converted as provided herein; (b) if the Purchasers do not elect to have the accrued interest on the Notes converted into equity securities pursuant to Section 7.1, such interest shall be paid in cash by the Company to the holders of the Notes upon conversion of the principal amount of the Notes; (c) the Purchasers shall deliver the Notes to the Company for cancellation; and (d) this Agreement and the Notes shall immediately become null, void, and of no further force and effect regardless of their delivery to and receipt by the Company.
          7.3. No Fractional Shares. No fractional shares shall be issued upon the conversion of the Notes. If the conversion of the Notes results in any fraction of a share, the Company shall make payment in cash for such fractional interest, calculated on the basis of 75% of the Sales Price per full share, or as may be adjusted pursuant to the terms hereof.

          7.4 Repayment of Notes at Maturity Date. The aggregate principal amount of the Notes, together with any interest accrued thereon, shall be due and payable on December 31, 2003 (the “Maturity Date”), provided the Company has not consummated a Qualifying Financing prior to the Maturity Date. The Company shall not be permitted to prepay any principal amount of the Notes or any interest accrued thereon.
          7.5 Repayment of Notes upon Liquidation. Notwithstanding the foregoing, in the event of (a) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (b) any consolidation, merger or sale of all or substantially all of the assets of the Company, or (c) any transfer of more than fifty percent (50%) of the voting power of the Company, in each case prior to the earlier of the consummation of a Qualifying Financing or the Maturity Date, the Purchasers shall be entitled to receive in cash upon such event an amount equal to (x) the product of the principal amount accrued under the Notes multiplied by three, plus (y) the amount of any interest accrued on the Notes.
          7.6 Events of Default. The unpaid principal amount of each Note, together with accrued interest thereon, shall become immediately due and payable without any action on the part of the holder thereof upon the happening of any of the following events (each an “Event of Default”):
     (a) if default shall be made by the Company in the payment of interest on or principal of any of the Notes when and as the same shall become due and payable; or
     (b) if default shall be made in the due performance or observance of any other expressed or implied covenant, agreement or provision of the Notes or of this Agreement and such default shall have continued uncured for a period of thirty days after written notice thereof to the Company from the holder of any outstanding Note; or
     (c) if the Company shall:
     (i) admit in writing its inability to pay its debts generally as they become due; or
     (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Act (as now or in the future amended) or seeking similar relief or consent to such a filing against it or involuntarily have such a petition filed against it which is not dismissed or stayed within 30 days; or
     (iii) make an assignment for the benefit of its creditors; or
     (iv) consent to the appointment of a receiver for all or a substantial part of its property; or
     (v) be adjudicated a bankrupt; or

     (vi) have entered against it a court order appointing a receiver or trustee for all or a substantial part of its property without its consent, which order shall not be vacated, set aside or stayed within 30 days from the date of entry; or
     (vii) have a court or competent jurisdiction order the assumption or custody or sequestration of all or substantially all of its property, which custody or sequestration shall not be suspended or terminated within 30 days from its inception.
     8. Affirmative Covenants of the Company. The Company covenants and agrees that, so long as any of the Notes remain outstanding:
          8.1. Corporate Existence. The Company will maintain its corporate existence in good standing.
          8.2. Books of Account and Reserves. The Company will keep, and will cause any subsidiary to keep, books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. For the year ending December 31, 2003, the Company will employ certified public accountants who are “independent” within the meaning of the accounting regulations of the Commission. At such time, the Company will have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and its subsidiaries as will satisfy the requirements of the Commission in effect at such time with respect to reports or opinions of accountants. At such time as independent public accountants are employed by the Company, management will request such independent public accountants to issue to the Company a management letter of recommendations in connection with each annual audit of the financial statements of the Company. In the event the services of the independent public accountants are terminated, the Company will promptly notify the Purchaser of such termination and will request such independent public accountants to send a letter to the Purchaser advising them in the detail requested by them of the reasons for the termination of their services.
          8.3. Furnishing of Financial Statements and Information. So long as a Purchaser and its affiliates collectively hold at least 20% of the issued and outstanding Notes, the Company will deliver to such Purchaser:
     (a) within five days of their availability, but in any event within 45 days after the close of each month, (i) an unaudited consolidated balance sheet of the Company and any subsidiaries as of the end of such month and the corresponding balance sheet from the budget as of such month, (ii) the related unaudited combined operating statements for such month and the fiscal year to date and the corresponding statements from the budget for such month and the fiscal year to date, (iii) the related consolidated statement of cash flows for the current month, all in reasonable detail, subject to year-end adjustments, and (iv) the monthly reporting form in a form to be agreed upon by the parties, which reporting form may, in the Purchasers’ discretion, take the place of the foregoing items (i), (ii) and (iii);

     (b) within five days of their availability, but in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company and any subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of income and retained earnings and statements of cash flows for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Company’s independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;
     (c) within fifteen days after the Company learns of the commencement or threatened commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company or its business, assets or properties, written notice of the nature and extent of such suit or proceeding;
     (d) promptly after the submission thereof to the Company, copies of the management letter and any other reports or recommendations submitted by independent public accountants in connection with any annual or interim audit or the accounts of the Company or any of its subsidiaries made by such accountants;
     (e) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and any subsidiaries as is available to the Company and as from time to time the Purchasers may reasonably request.
          The Company’s obligations under paragraphs 8.3(a) through (e) shall terminate upon the earlier of (i) conversion or repayment of the Notes and (ii) the closing of a public offering pursuant to an effective registration statement on Form S-1 (or any successor form) under the Securities Act for an offering price per share of not less than $3.00 and with gross proceeds of at least $20,000,000.
          8.4. Inspection and Attendance. So long as a Purchaser and its affiliates collectively hold at least 20% of the issued and outstanding Notes, the Company will permit such Purchaser and any of its partners, officers or employees, or any outside representatives designated by the Purchaser and reasonably satisfactory to the Company, to attend meetings of the Board of Directors as an observer and to visit and inspect at the expense of such Purchaser, except for any expenses required to be borne by the Company under Minnesota Statutes, Section 302A.461, as now in effect or hereafter amended or succeeded, any of the properties of the Company or its subsidiaries, including their books and records (and to make photocopies thereof or extracts therefrom), and to discuss their affairs, finances and accounts with their officers, except with respect to trade secrets and similar confidential information, all to such reasonable extent and at such reasonable times and intervals as such Purchaser may reasonably request without disruption of the Company’s operations.

          8.5 Management Incentive Plan. Prior to the First Closing, the Company shall cause its Board of Directors to adopt a management incentive plan (the “Incentive Plan”) substantially in the form attached hereto as Exhibit F.
     9. Negative Covenants of the Company. So long as the Purchasers and their affiliates collectively hold at least 20% of the aggregate principal amount of the Notes then issued pursuant to this Agreement and which remain outstanding, without the approval of holders of a majority of the outstanding aggregate principal amount of the Notes, the Company will be limited and restricted as follows:
          9.1. Consolidation, Merger Acquisition, etc. Neither the Company nor any subsidiary will sell, lease or otherwise dispose of all or substantially all of its assets, or consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into it, except that any subsidiary may merge into another subsidiary or the Company.
          9.2. Capital Expenditures and Leases. Neither the Company nor any subsidiary will pay or incur aggregate expenditures exceeding $100,000 for any one transaction or exceeding the aggregate amounts set forth in the annual plan approved by the Board of Directors without the prior approval of the Board of Directors.
          9.3. Other Restrictions. The Company and any subsidiary will not:
     (a) guarantee, endorse or otherwise be or become contingently liable in connection with the obligations, securities or dividends of any Person other than the Company or a subsidiary, except that the Company and any subsidiary may endorse negotiable instruments for collection in the ordinary course of business;
     (b) make loans or advances to any Person (including without limitation to any officer, director or stockholder of the Company or any subsidiary), except advances to suppliers made in the ordinary course of business; or
     (c) purchase or invest in the stock or obligations of any other Person other than a subsidiary, except for indirect investments in investment-grade corporate securities through the Company’s money market accounts.
     10. Miscellaneous.
          10.1. Waivers and Amendments. With the written consent of the record holders of a majority of the outstanding aggregate principal amount of the Notes, the obligations of the Company under the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of any supplemental agreement or modifying in any manner the rights and obligations created hereunder or thereunder.

          10.2. Notices. All notices, requests, consents and other communications required hereunder shall be in writing and shall be personally delivered, sent by delivery service or mailed (in either case with 3-day delivery guaranteed), to the addresses listed below, or at such other address as the Company or the Purchasers may specify by written notice:

To the Company:	With copies to:

Restore Medical, Inc.	Dorsey & Whitney LLP
2800 Patton Road	50 South Sixth Street
St. Paul, Minnesota 55113	Minneapolis, Minnesota 55402
Attention: Chief Executive Officer	Attention: Kenneth L. Cutler, Esq.

To the Purchasers:

The addresses listed on Schedule A
attached hereto
Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail or delivery service, when received.
          10.4. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchasers, and the sale and purchase of the Securities and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.
          10.5. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto but shall inure to the benefit of and be enforceable by the holder or holders from time to time of any of Securities only to the extent herein specifically provided.
          10.6. Assignability. This Agreement may not be assigned by the Company or the Purchasers without the prior written consent of the other parties, except that, upon notice to the Company, any Purchaser may assign this Agreement to an entity which, directly or indirectly, is controlled by or is under common control with such Purchaser.
          10.7. Amendment. This Agreement may not be amended, changed, modified or discharged, except by a writing signed by the Company and the Purchasers holding a majority of the principal amount of the Notes issued pursuant hereto.
          10.8. Expenses. The Company will pay its own respective fees and expenses and the reasonable expenses incurred by the Purchasers and no more than one counsel acting on behalf of such Purchasers in connection with this Agreement and the sale and purchase of the Securities and the other transactions described in and contemplated by this Agreement.

          10.9. Severability. If any provision contained herein is held to be invalid or unenforceable by a court of competent jurisdiction, such provision will be severed herefrom and such invalidity or unenforceability will not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided, however, if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision will be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.
          10.10. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.
          10.11. Choice of Law. It is the intention of the parties that the internal laws of the State of Minnesota, without regard to the body of law controlling conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.
          10.12. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

RESTORE MEDICAL, INC.
By	/s/ Susan L. Critzer
	Name:	Susan L. Critzer
	Title:	President and Chief Executive Officer

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

MPM BIOVENTURES II, L.P. By: MPM Asset Management II, L.P., its General Partner By: MPM Asset Management II, LLC, its General Partner
By:	/s/ Luke Evnin
	Name:	Luke Evnin
	Title:	Manager

MPM BIOVENTURES II-QP, L.P. By: MPM Asset Management II, L.P., its General Partner By: MPM Asset Management II, LLC, its General Partner
By:	Luke Evnin
	Name:	Luke Evnin
	Title:	Manager

MPM BIOVENTURES GMBH & CO. PARALLEL-BETEILIGUNGS KG By: MPM Asset Management II, L.P., in its capacity as Special Limited Partner By: MPM Asset Management II, LLC, its General Partner
By:	Luke Evnin
	Name:	Luke Evnin
	Title:	Manager

MPM ASSET MANAGEMENT INVESTORS 2000B LLC
By:	Luke Evnin
	Name:	Luke Evnin
	Title:	Manager

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

CHARTER VENTURES II, L.P.
By:	/s/ A. Barr Dolan
	Name:	A. Barr Dolan
Its:

EVENTYR INVESTMENTS, L.P.
By:	/s/ Roz H. Hatler
	Name:	Roz H. Hatler
	Its:	General Partner

/s/ Mark B. Knudson
Mark B. Knudson, Ph.D.

/s/ Timothy I. Maudlin
Timothy I. Maudlin

/s/ Robert S. Nickoloff
Robert S. Nickoloff